                                                                    EXHIBIT 10.3


                             WMX TECHNOLOGIES, INC.
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of this 15th day of August, 1996, between WMX TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and HERBERT A. GETZ (hereinafter referred to as the "Executive"):

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Executive has previously served and is serving as Senior Vice President, General Counsel and Secretary of the Company; and

     WHEREAS, the Executive has developed extensive experience with respect to the management and operations of the Company which it considers extremely valuable to the continued prosperity of the Company; and

     WHEREAS, the Company wishes to adequately compensate the Executive and to ensure that the Company will continue to have the Executive available to perform for the Company duties as Senior Vice President, General Counsel and Secretary of the Company; and

     WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment, except for the Executive's Agreement, a copy of which is attached hereto as Exhibit B (the "Employee Agreement").

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive effective as of the date of this Agreement and the Executive hereby accepts employment as Senior Vice President, General Counsel and Secretary of the Company upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Company which are commensurate with his offices as may be assigned him by the Company's Board of Directors and shall serve as a member of the Company's Executive Committee. As Senior Vice President and General Counsel, the Executive shall report to the Chief Executive Officer of the Company. As Secretary, the Executive shall report to the Chairman of the Board. Incident to the performance of such duties, the Executive shall be provided by the Company with office space, facilities and secretarial assistance commensurate with that currently being provided to the Executive.

     2. TERM. Subject only to the provisions hereof relating to "termination for cause" hereinafter set forth in Subsection 6(b), or the Executive's voluntary termination under Subsection 6(e) hereof, the term of the Executive's employment hereunder (herein the "Term") shall be for a period beginning on the date hereof and ending on August 14, 1999. Subject to the provisions of Subsection 6 hereof, on August 15, 1997, and on each successive August 15, the Term of this Agreement shall be extended for a term of three (3) years from such August 15.

     3.  COMPENSATION.

     (a) The Company agrees to pay the Executive during the Term a minimum annual salary of Four Hundred Fifty Thousand Dollars ($450,000.00). The salary shall be payable at intervals not less often than semi-monthly. All adjustments to the Executive's salary and all aspects of the Executive's incentive or performance compensation shall be established by the Company's Board of Directors or a duly authorized committee thereof (the "Compensation Committee"). The Executive shall also receive such benefits and perquisites (the "Benefits") which have been made available to executives of the Company including, without limitation, incentive compensation, loans, awards, insurance, stock options, stock purchase plans, benefits from qualified plans or non-qualified plans or other benefit plans (including group life insurance and severance pay plans or arrangements) now or hereafter existing which are adopted by the Company for the benefit of its employees generally and for the benefit of the Company's principal executive officers, all such Benefits to be provided in such amounts as may be determined from time to time by the Board or the Compensation Committee.

     (b) Restricted Stock. Concurrently with execution of this Agreement, the Company shall grant to the Executive 35,000 shares of its $1.00 par value common stock pursuant to the terms and conditions of a Restricted Stock Agreement between the Company and Executive in the form attached hereto as Exhibit A.

     4. EXTENT OF SERVICE. Except as provided in Subsection 6(c) hereof, during the Term the Executive shall devote such time, attention, and energy to the business of the Company as the Chief Executive Officer or the Company's Board of Directors shall reasonably require and the Executive shall not be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage which activity interferes with the Executive's duties and responsibilities provided for herein.

     5. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, the Executive agrees that he will not, in any way utilize any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

     6.  TERMINATION.

     (a)  Death or Disability.   If the Executive should become physically or
mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Board of Directors of the Company), which event shall result in the termination of the Executive's employment with the Company, or if the Executive should die while an employee of the Company, the Company shall, as of the date of death or disability, continue to pay the Executive's then current base salary for thirty-six months beginning with the month immediately following the date of the Executive's death or disability. Such amount shall be payable at intervals not less frequently than monthly. The foregoing payments shall be made to the Executive, or in the event of the Executive's death, to such beneficiary as the Executive may designate in writing to the Company for that purpose, or if the Executive has not so designated, then to the personal representative of the estate of the Executive. In the event of the disability of the Executive during the Term and prior to earning at least 30 years of credited service for the purposes of the Company's Supplemental Executive Retirement Plan ("SERP"), the Company shall make such additional payments to the Executive as may be necessary to ensure that at the earliest payment date under the SERP, the Executive will receive a benefit based upon the lesser of (i) the Executive's actual credited service under the SERP plus five additional years of credited service; or (ii) 30 years of credited service under the SERP. In the event of the death of the Executive while an employee of the Company and prior to earning at least 30 years of credited service for the purposes of the SERP, his surviving spouse, if any, will receive a surviving spouse benefit based upon credited service equal to the lesser of Subsections 6(a)(i) or (ii) above. Nothing herein shall be deemed to reduce the actual credited service of the Executive or modify the calculation of the Executive's SERP benefit or the calculation of the surviving spouse's benefit under the SERP if the Executive has earned 30 or more years of service for the purposes of the SERP at the time of his disability or death. In addition, this Subsection (a) is not to be deemed a limitation of the Executive's benefits under any death or disability plan currently in effect.

     (b) Termination for Cause. Except with respect to the provisions of Subsection 6(a), it is the intention of the parties hereto that the only other events which shall create in the Company any right to terminate the Executive's employment under this Agreement prior to the expiration of the Term shall be:
(i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) the intentional wrongful damage to property of the Company and/or its subsidiaries by the Executive; (iii) the intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company and/or its subsidiaries; or (iv) the violation of the Executive's covenant not to compete contained in the Employee Agreement. In the event of Termination for Cause, all of the obligations of the Company shall terminate forthwith.

     (c) Termination by Company. If the Company desires to terminate this Agreement for any reason other than those specified in Subsections 6(b), or in the event that there occurs without the written consent of the Executive:

               (i) a change in the Executive's duties or responsibilities, or a change in Executive's reporting relationships, either of which results in or reflects a diminution of the scope or importance of Executive's duties and responsibilities;

               (ii) a reduction in Executive's then current base annual salary
                    (other than as part of across-the-board reductions in base annual salary affecting the Corporation's executive officers generally);

              (iii) a reduction in the level of benefits available or awarded under employee and executive officer benefit plans and programs, including, but not limited to annual and long-term incentive and stock-based plans and programs (other than as part of across-the-board reductions in such benefit plans or programs affecting the Corporation's executive officers generally); or

               (iv) a relocation of Executive's primary employment location to a location which is more than 50 miles from his current location then either party may deliver written notice of such termination to the other party, in which case the Term shall be automatically extended and expire three
(3) years from the date of such written notice.

During the remainder of the Term, the Executive shall continue as an employee but without regularly assigned duties. The Executive shall make himself available for consultation and special projects at times mutually convenient to the Company and the Executive. The Executive will not be required during the remainder of the Term to work more than twenty (20) hours a month or more than ten (10) months a year and would not be required without his consent to pursue such duties as would require overnight travel for more than one day at a time. During the remainder of the Term, the Executive may engage in other business opportunities except as are prohibited by Executive's covenant not to compete contained in the Employee Agreement.

During the remainder of the Term, the Executive (or in the event of his death, the Executive's beneficiary) shall be entitled to receive his then current base salary payable at intervals not less frequently than monthly and his prorated annual bonus and long term bonus payable at such times as such bonuses are payable to other executives of the Company. The prorated bonus amount shall be determined by dividing the number of whole or partial months the Executive is employed during the bonus performance period by the total number of months in the bonus performance period. In addition, the Executive's outstanding stock options shall be accelerated and shall be 100% vested and the Executive shall be treated as having retired on the last day of the Term for the purposes of the Company's stock option plans applicable to such stock options. Such amounts shall be in lieu of all salary, bonuses or incentive or performance based compensation for the remainder of the Term. However, the Executive and his family shall continue to participate in all employee welfare benefit plans generally available to employees and executives of the Company in accordance with the terms of such welfare benefit plans, and all service earned by such Executive during the remainder of the Term shall be credited for participation, vesting and benefit accrual under all employee pension benefit plans maintained by the Company to which the Executive is entitled to participate in accordance with their terms, including without limitation the Company's SERP.

  (d)  Change of Control.

               (i) For the purposes of this Subsection 6(d), "Change of Control" shall mean the occurrence at any time during the Term of any of the following events:

                    (A) The Company is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization;

                    (B) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale;

                    (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Company; or

                    (D) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director of the Company was approved by at least two-thirds of such Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

              (ii) In the event of a Change of Control, the Executive may elect at any time during the Term to terminate this Agreement and receive, in lieu of base compensation a lump sum payment equal to three (3)
                    times the average of the Executive's annual compensation (including annual and long term bonuses) from the Company for the five (5) calendar years ending prior to the date of the Change of Control. Such amount shall be paid to the Executive within thirty (30) days after the date the Executive notifies the Company in writing of his election to terminate this Agreement pursuant to this Subsection 6(c). In the event that the Executive does not elect to terminate this Agreement and elect the lump sum payment provided herein, the provisions of Subsection 6(c) shall remain in effect.

             (iii) If tax is imposed pursuant to Section 4999 of the Internal Revenue Code, or successor provision of like import (the "Excise Tax") on the payment due under Subsection 6(c) hereof or this Subsection 6(d) (the "Payment"), the Executive shall be paid an additional amount ("Gross Up") no later than 30 days prior to the date such Excise Tax is due such that the net amount retained by the Executive after deduction of the Excise Tax on the Payment and any federal or state income taxes on the Payments shall be equal to the Payments. For the purpose of determining the Gross Up, the Executive shall be deemed to pay federal and state income taxes at the highest marginal rate of taxation in the calendar year in which the Payment or Gross Up is to be made. The opinion of whether such Excise Tax is payable and the amount thereof shall be based upon a "substantial authority opinion" of tax counsel selected by the Company and reasonably acceptable to the Executive. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (with Gross Up) by tax counsel based upon the final amount of Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation.

               (iv) Upon electing to terminate this Agreement pursuant to this
                    Subsection 6(d), the Executive shall resign as an officer, director and employee of the Company and shall not be entitled to participate in any of the Benefits described in Subsection 3(a) which terminates upon termination of service with the Company. The Executive will be entitled to all Benefits which by their terms, provide benefits upon or after termination of employment, including but not limited to, qualified and non-qualified pension benefit plans, deferred compensation plans, severance pay plans and retirement welfare benefit plans.

     (e) Voluntary Termination. If during the Term the Executive should voluntarily terminate his employment with the Company for reasons other than described in Subsection 6(c) hereof, the obligations of the Company under this Agreement shall terminate forthwith, other than to (i) pay base salary to the date of termination, (ii) pay all bonuses or incentive compensation earned to the date of termination and (iii) pay or make available to the

Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive; and the Executive shall remain bound by his covenant not to disclose confidential information and his covenant not to compete under the Employee Agreement.

     7. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to the Executive, at his address set forth below, and if to the Company, c/o Phillip B. Rooney, President and Chief Executive Officer, WMX Technologies, Inc., 3003 Butterfield Road, Oak Brook, Illinois 60521.

     8. ASSIGNMENT. The Executive may not assign his obligations hereunder. The rights of the Executive and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     9.  MISCELLANEOUS.
         --------------

         (a) This Agreement shall be subject to and governed by the laws of the State of Illinois.

         (b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

         (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

         (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

         (e) This Agreement shall supersede prior employment agreements or understandings, written or oral, with Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    WMX TECHNOLOGIES, INC.



                                    By:   /s/ Phillip B. Rooney
                                          -------------------------------------
                                          President and Chief Executive Officer



                                          /s/ Herbert A. Getz
                                          -------------------------------------
                                          Herbert A. Getz

                                          Address:

                                   EXHIBIT A
                                   ---------
                            WMX TECHNOLOGIES, INC.
                          RESTRICTED STOCK AGREEMENT
                          --------------------------


     This Restricted Stock Agreement (the "Agreement"), made this 15th of August, 1996, by and between WMX TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Corporation") and HERBERT A. GETZ, an employee of the Corporation (hereinafter called the "Employee" );


                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Corporation has determined it to be in the best interests of the Corporation to grant restricted stock awards to certain key executives of the Corporation in order to provide such executives with an additional stake in the growth and prosperity of the Corporation to encourage them to continue serving the Corporation, and to obtain from such executives reaffirmation of certain restrictive covenants; and

     WHEREAS, the Board of Directors has made such an award to the Employee and the Employee has agreed to the terms and conditions thereof as set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties hereto, it is agreed as follows:

     1. Grant. The Corporation hereby grants to Employee and Employee accepts 35,000 shares (the "Restricted Shares") of common stock, $1.00 par value per share, of the Corporation (the "Common Stock"), subject to the restrictions, terms and conditions set forth in this Agreement.

     2. Restrictions. During the Restricted Period described in Paragraph 4 below, the employee may not, directly or indirectly, by operation of law or otherwise, voluntary or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Shares (the "Restrictions"). Upon the expiration of the Restricted Period, all Restrictions shall lapse.

     3. Award Date. The effective date of grant of the Restricted Shares to Employee (the "Award Date") shall be August 15, 1996.

     4. Restricted Period. The Restricted Period shall commence on the Award Date and shall expire on the expiration of the period of the covenant not to compete (the "Restrictive Covenant") contained in the Employee Agreement attached as Appendix A to this Agreement (the "Employee Agreement") or, if earlier, the first to occur of the following dates:

         (a) the Employee's death; or

          (b) the Employee's Total Disability (as defined in the Corporation's 1992 Stock Option Plan, such Plan and any successor thereto hereinafter referred to as the "Stock Option Plan").

     5. (a) Effect of Termination of Employment and Other Events. Subject to the provisions of Section 5(b) hereof, in the event of the voluntary termination by Employee of his employment with the Corporation and all "Related Companies" (as defined under the Stock Option Plan) prior to the 10th anniversary of the Award Date, 100% of the Restricted Shares shall be forfeited. In the event of the termination of the Employee's employment with the Corporation after the 10th anniversary of the Award Date, 100% of the Restricted Shares shall become "Vested Restricted Shares;" provided, however, that Vested Restricted Shares shall continue to be subject to the Restrictions until the expiration of the Restricted Period pursuant to Paragraph 4 above. However, and notwithstanding the foregoing, to the extent provided in Paragraph 5(b), all Restricted Shares shall be considered Vested Restricted Shares.

          (b) Accelerated Vesting. Upon the occurrence of any event described in this Paragraph 5(b), the forfeited percentage shall be zero and 100% of the Restricted Shares shall become Vested Restricted Shares:

               (i) the date of an employer-initiated termination of the Employee's employment with the Corporation and all Related Companies for reasons other than Cause;

               (ii)  the Employee's retirement on or after attaining age 60;

               (iii) the effective date of any of the following employer-initiated actions taken without the Employee's written consent: (A) a change in the Employee's duties or responsibilities, or a change in Employee's reporting relationships, either of which results in or reflects a diminution of the scope or importance of Employee's duties and responsibilities, (B) a reduction in Employee's base annual salary (other than as part of across-the-board reductions in base annual salary affecting the Corporation's or Related Company's executives officers generally), (C) a reduction in the level of benefits available or awarded under employee and executive officer benefit plans and programs, including, but not limited to annual and long-term incentive and stock-based plans and programs (other than as part of across-the-board reductions in such benefit plans or programs affecting the Corporation's or Related Company's executive officers generally), or (D) a relocation of Employee's primary employment location to a location which is more than 50 miles from his current location; or

               (iv)  any event described in Paragraph 4(a) or (b).

For purposes of this Agreement, "Cause" shall mean (i) the commission of fraud, embezzlement or theft by the Employee in connection with the Employee's duties;
(ii) the intentional wrongful damage to property of the Company and/or its subsidiaries by the Employee; (iii) the intentional wrongful disclosure by the Employee of any secret process or confidential information of the Company and/or its subsidiaries; or (iv) the violation of the Employee's covenant not to compete contained in the Employee Agreement.

     6.  Forfeiture.  In the event of:

         (a) a breach of the Restrictive Covenant; or

         (b) an employer-initiated termination of the Employee's employment with the Corporation or any Related Company for "Cause";

then all Restricted Shares subject to this Agreement, whether or not Vested Restricted Shares, as of the date of such breach or termination of employment for Cause shall be forfeited.

     7. Remedies. Employee reaffirms that the Restrictive Covenant is fair and reasonable, enforcement of the provisions of such Restrictive Covenant will not cause him undue hardship, and said provisions are reasonably necessary and commensurate with the need to protect the Corporation and Related Companies and their respective businesses and proprietary business interests and property from irreparable harm. Employee acknowledges that failure to comply with the terms of the Restrictive Covenant will cause irreparable damage to the Corporation and Related Companies. Therefore, Employee agrees that in addition to the forfeiture of the Restricted Shares and any other remedies at law or in equity available to the Corporation or Related Companies for Employee's breach of the Employee Agreement, the Corporation and Related Companies will be entitled to specific performance and injunctive relief, without bond, against Employee to prevent such damage or breach, and the existence of any claim or cause of action Employee may have against the Corporation will not constitute a defense thereto.

     8. Employment Rights. Nothing contained in this Agreement shall confer upon Employee any right with respect to continuance of employment by the Corporation or any Related Company, nor interfere in any way with the right of the Corporation or any Related Company to terminate the Employee's employment at any time for any reason.

     9.  Custody of Restricted Shares, Tax Withholding: Voting and Dividends.

          (a) Certificates Representing Restricted Shares. The Restricted Shares will be registered in the name of the Employee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares.
     All certificates representing Restricted Shares shall be retained by the Corporation, together with a stock power executed by the Employee in proper form for transfer into the Corporation's name of all certificates representing Restricted Shares which are forfeited to the Corporation in accordance with Paragraph 5 or 6.

          (b) Delivery to Employee; Tax Withholding. Certificates representing Restricted Shares with respect to which all Restrictions have lapsed shall be delivered by the Corporation to the Employee (or in the event of Employee's death, to the Employee's designated beneficiary or, of no beneficiary has been designated, to the Employee's estate) promptly after the expiration of the Restricted Period. Notwithstanding the foregoing, such delivery need not be made until the Employee or other recipient has paid to the Corporation cash in the amount necessary to satisfy any income and other tax withholding applicable to the Restricted Shares. In lieu of making such payment, the Employee or other recipient may direct the Corporation to withhold from the distribution Restricted Shares having a fair market value equal to the amount of such required tax withholding.

          (c) Voting Rights. Employee will have all rights of a stockholder with respect to voting of the Restricted Shares.

          (d) Dividends and Other Distributions. All dividends paid with respect to the Restricted Shares, shall automatically be, or shall be deemed to be, reinvested in additional Common Stock which, shall be deemed to be part of the Restricted Shares to which such dividends, shares and other property relate and, as such, shall be held subject to the Restrictions hereunder.

     10. Source of Common Stock. All Restricted Shares granted under this Agreement will be issued from treasury shares held by the Corporation. The Corporation agrees to maintain a sufficient number of treasury shares to fulfill its obligations hereunder.

     11. Entire Understanding. This Agreement constitutes the entire understanding between the parties relating to the matters described herein and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, except for the Employee Agreement to which Employee continues to be bound and the Employment Agreement dated as of even date herewith between the Company and the Employee.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee's executors, administrators, legal representatives, heirs and legatees and the successors and assigns of the Corporation.

     13. Partial Invalidity. The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Employee hereby agrees that such scope may be judicially modified accordingly.

     14. Waiver. The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

     15. Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Corporation has caused this Restricted Stock Agreement to be signed and the Employee has executed the same the day and year first above written.


                                    WMX TECHNOLOGIES, INC.


                                    By:_________________________________
                                       Peer Pedersen,
                                       Chairman of the Compensation and
                                       Stock Option Committee


                                    ____________________________________
                                    Herbert A. Getz

[logo]

                                   EXHIBIT B
                                   ---------
                                   AGREEMENT

     I, Herbert A. Getz, residing at 5415 N. Sheridan Road, Chicago, Illinois 60640 in consideration of my employment by Waste Management, Inc., or
                            , a company of Waste Management, Inc. (WASTE
MANAGEMENT) and the compensation paid or to be paid to me, agree as follows:

     1. The term WASTE MANAGEMENT as used in this agreement includes Waste Management, Inc. and all of its divisions, subsidiaries or affiliates, as well as the above-named employer. The provisions of this agreement shall be binding upon me whether I am employed by the above-named employer or any other WASTE MANAGEMENT company, or any successor thereto.

     2. I will disclose and assign to WASTE MANAGEMENT any and all material of a proprietary nature, particularly including, but not limited to, material subject to protection as trade secrets or as patentable or copyrightable ideas, which I may conceive, invent, or discover, either solely or jointly with another or others during my employment, and which relates to or is capable of use in connection with the business of WASTE MANAGEMENT or any services or products offered, manufactured, used, sold or being developed by WASTE MANAGEMENT at the time said material is developed.

     3. I will, upon request of WASTE MANAGEMENT, either during or at any time after the termination of my employment by WASTE MANAGEMENT, execute and deliver all papers, including applications for patents, and do such other legal acts (entirely at WASTE MANAGEMENT's expense) as may be necessary to obtain and maintain proprietary rights in any and all countries and to vest title thereto in WASTE MANAGEMENT.

     4. I acknowledge that in my employment I am or will be making use of, acquiring or adding to WASTE MANAGEMENT's Confidential Information which includes, but is not limited to models, drawings, memoranda, and other materials or records of a proprietary nature; engineering or technical data; records and policy matters relating to research, finance, accounting, sales, personnel, management, and operations; matters particularly relating to operations such as customer lists, price lists, customer service requirements, costs of providing service and equipment, and equipment maintenance costs. Therefore, in order to protect WASTE MANAGEMENT's Confidential information and to protect other employees who depend on WASTE MANAGEMENT for regular employment, I agree as follows:

     (a) I will not during or after the term of my employment in any way utilize any of said Confidential Information, except in connection with my employment by WASTE MANAGEMENT, and I will not copy, reproduce, or take with me the original or any copies of said Confidential Information and I will not disclose any of said Confidential Information to anyone.

     (b) During the term of my employment, or within one year thereafter, I will not directly or indirectly engage in, or become interested in (as an individual, partner, stockholder, director, officer, principal, agent, employee, trustee, lender of money or in any other relation or capacity whatsoever, except that I may acquire and hold shares of Waste Management, Inc. and not to exceed 2% of the outstanding shares of stock of any other corporation if such shares of stock are publicly traded in the over-the-counter market or listed on a national securities exchange) any business which renders services that compete with services provided by the company of WASTE MANAGEMENT by which I was employed to any customer or account which was serviced by WASTE MANAGEMENT during the period that I was employed by WASTE MANAGEMENT and which customer or account is located in any area in which duties were assigned to me during the last two years of my employment.

     5. In the event of a breach of this agreement, I acknowledge that the remedy at law would be inadequate and that WASTE MANAGEMENT shall be entitled to an injunction restraining such breach, in addition to any other remedy provided by law.

     6. This agreement may be modified or waived only by a written instrument signed by an authorized representative of WASTE MANAGEMENT.

     7. The provisions of this agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this agreement is unenforceable for any reason whatever, such provision shall be appropriately limited and given effect to the extent that it may be enforceable.

     I HAVE READ THIS ENTIRE AGREEMENT AND FULLY UNDERSTAND THE LIMITATIONS WHICH IT IMPOSES UPON ME.

               Signed at Oak Brook, Illinois, this 1 day of April, 1983.

            GENERAL COUNSEL                           /s/ Herbert A. Getz
            Present Employee Job Title                Signature of Employee

Accepted this 1 day of April, 1983
                                             WASTE MANAGEMENT
                                             By:  /s/ John Machota
                                             Title:  Manager - Human Resources